DATED 29 March 2000


                                PLACING AGREEMENT
          EUROTELECOM COMMUNICATIONS INC.             (1)

          BEESON GREGORY LIMITED                      (2)

          THE DIRECTORS                               (3)

         DATE


 29 March 2000

PARTIES

(1) EUROTELECOM COMMUNICATIONS. INC. a company incorporated on 1 June 1987 in the State of Delaware in the United Slates, whose registered office is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801 ("the Company");

(2) BEESON GREGORY LIMITED (number 2316630) a company incorporated on 14 November 1988 in England and Wales whose registered office is at The Registry, Royal Mint Court, London EC3N 4L8 ("BC");

(3)      THE PERSONS LISTED IN THE FIRST SCHEDULE (`the Directors').

INTRODUCTION

(A) The Company has at the date of this Agreement an authorised share capital of US$1,100,000 divided into 50,000.000 shares of common stock of US$0.01 each (`Common Stock') of which ~> 17946,222 are in issue fully paid up and 50,000000 shares of Class `A' common stock of US$0.01 each and US$100,000 of Preferred Stock.

(B) The Company has at the date of this Agreement an issued share capital comprising 17,946,222 Shares of Common Stock only.

(C) The Company proposes to raise (pound)17,250,000 (prior to expenses) by means of the placing up to 11,500,000 shares of Class "A" common stock ("the New Shares") for the purposes described in the Prospectus.

(D) On the terms and subject to the conditions of this Agreement, BG has agreed, as agent for the Company, to use its reasonable endeavours to procure Placees for the New Shares at the Issue Price on the terms set out below.

(E) The Company proposes to apply for the admission of the New Shares to trading on the Alternative Investment Market.

         OPERATIVE PROVISIONS

1      DEFINITIONS

1.1 In this Agreement all words and expressions defined in the Prospectus shall bear the same meanings and in addition the following words and expressions shall, unless the context otherwise requires, have the following meanings:

Accounts the audited consolidated balance sheets of the Company and its Subsidiaries as at the Accounts Date and the audited consolidated profit and loss accounts and the cash flow statements for the Company and its Subsidiaries for the accounting period ended on the Accounts Date (including the notes thereto) (as revised)

Accounts                   Date 30 June 1999

Act                        the Delaware General Corporation Law

Admission                  the admission of the New Shares to trading on AIM

AIM                        the Alternative Investment Market of the London Stock
                           Exchange

Posting                    Date 29 March 2000

Pre-placed                 Shares those 7,966,667 shares of class "A" common
                           stock of US $0.01 each which shall be placed by BG with certain private individuals

Press Announcement         a press announcement, in the agreed form, to be
                           released by BG on behalf of the Company giving details of the Proposals

Proposals                  the Placing and Admission

Prospectus                 the circular in the agreed form, constituting a
                           prospectus for the purposes of and in accordance with the POS Regulations and the AIM Rules, to be issued by the Company

"(pound)" and "p"          pounds and pence, the lawful currency of the United
                           Kingdom the register of members of the Company

the Register               the register of the members of the Company

the Registrars             Lloyds TSB Registrars, The Causeway, Worthing, West
                           Sussex, BN99 6DA

the Registrars Agreement   the agreement between the Registrars and the Company
                           for the provision of share registration services in the agreed form

Relevant Person            shall have the meaning set out in Clause 11.1 the
                           Securities Act of 1933 of the United States

Securities Act             the Securities Act of 1933 of the United States

Share Option Scheme        the EuroTelecom Communications, Inc. Employee Share
                           Option Scheme adopted on 28 March 2000

Shares                     the Existing Shares and the New Shares

Subsidiary                 a subsidiary (as defined by Sections 736 and 736A of
                           the Companies Act 1985) for the time being of the Company

VAT                        United Kingdom Value Added Tax

Verification Notes         verification notes, in the agreed form, the questions
                           to which have been prepared by the Company's legal advisers in connection with the Proposals for the purpose of substantiating the contents of the Prospectus

Warranties                 the representations and warranties contained in
                           Schedule 2 made and given pursuant to the relevant provisions of Clause 10

1.2 References to the Parties, the Introduction, the Schedules and Clauses are to the Parties, the Introduction and the Schedules to and Clauses of this Agreement.

1.3 Any document stated to be `in the agreed form" shall be in such form as shall be agreed by the Parties on or before the date of the Prospectus and signed on behalf of the Company and BG and by one of the Directors on behalf of all the Directors for the purposes of identification in each case with such amendments as may be agreed by or on behalf of the Company and BG.

1.4 References to statutory provisions shall be construed as references to those provisions as modified or re-enacted or extended from time to time (whether before or after the date of this Agreement) and to any subordinate legislation made under such provision and shall include references to any repealed statutory provision (whether with or without modification but so as not to increase the liability of any Party hereunder).

1.5 All obligations of the Directors hereunder shall be several obligations.

         (b) the Company shall, where such termination arises under paragraphs (b) or (c) of Clause 16, forthwith pay the amount specified in Clause 9.1(b) (together with any VAT thereon);

         (c) the Company shall forthwith pay to BC such of the expenses, charges, and disbursements referred to in Clause 9.3 as have been incurred (together with any VAT thereon)

         (d) the provisions of clauses 9.4, 9.5,11 and 12 shall remain in full force and effect.

2.4 BG may, in its absolute discretion, agree to extend the time for satisfaction of any of the conditions in Clause 2.1 to not later than the Longstop Date (in which case, references to such conditions in this Agreement shall be to conditions so varied and corresponding adjustments will be made to the other dates specified in this Agreement and to the commissions payable pursuant to Clause 9) or to waive the satisfaction of any of the conditions in Clause 2.1.

2.5 Subject as otherwise provided herein, the Company and the Directors shall use all reasonable endeavours to procure that:

         (a) the London Stock Exchange shall consent to Admission (subject to it becoming effective in accordance with paragraph 16.6 of the AIM Rules) not later than the Closing Date (or such later date as BG and the Company may agree, being not later than the Longstop Date);

         (b)      Admission shall become effective in accordance with paragraph
                  16.6 of the AIM Rules not later than the Closing Date (or such later date as the Company and BC may agree, being not later than the Longstop Date); and

         (c) the Company and the Directors severally undertake to BC to use all reasonable endeavours, insofar as they are able, to procure that the conditions set forth in sub-clause 2.1 shall be satisfied on or before the relevant time.

3       DELIVERY OF DOCUMENTS

3.1 The Company shall, prior to the despatch of the Prospectus, procure to be delivered to BG

         (a)      one copy of the Press Announcement;

         (b) one certified copy of the Prospectus as signed by or on behalf of each of the Directors and one copy of the Application signed as aforesaid;

         (c) one certified copy of the responsibility letters and powers of attorney, In the agreed form, signed by each of the Directors;

         (d) one certified copy of the written consents, in the agreed form, of each of those persons who have consented, in accordance with the provisions of the POS Regulations, to the inclusion in the Prospectus of the references to their names in the form and context in which they are included;

         (e) one certified copy of the Verification Notes signed by, or on behalf of, all those persons responsible for any replies thereto whereby such persons agree to take responsibility for the answers to those questions for which they are expressly stated to be responsible, together with copies of such annexures thereto or material referred to therein as BG may require;

         (f) two certified copies of the minutes of a meeting of the board of Directors, or a duly authorised committee thereof, in the agreed form, approving and authorising the Placing and Admission and the issue of the Prospectus; and shall advise as to the extent to which cleared funds have been received from the Placees of Pre-placed Shares pursuant to the Placing.

4.7 BG shall not have any liability in respect of any omission of information in the Placing Documents or any information or statement of fact or opinion contained therein being untrue, incorrect or misleading, for which the Company and the Directors are solely responsible.

4.8 BG shall be entitled to terminate its appointment as nominated adviser under sub-clause 4.1 prior to the expiry of the term provided for therein forthwith at any time by notice to the Company in the event that there is a material breach of any of the provisions of this Agreement or the Engagement Letter by the Company or by any of the Directors (and, if capable of remedy, shall not have been duly remedied by the defaulting Party within 14 days of the breach having come, or being drawn, to his or its attention in writing).

5        ADMISSION

5.1 The Company hereby undertakes to BG to supply or procure the supply of all such information, to give or procure the giving of all such undertakings and to execute or procure the execution of all such documents and to do or procure to be done all such things within its power as may be required by the London Stock Exchange in connection with the application by (or on behalf of) the Company for Admission.

5.2 The Company undertakes to BG to use its reasonable endeavours to procure Admission on the next Business Day following the satisfaction of the condition set out in paragraph (c) of Clause 2.1.

5.3 To the extent required by applicable law and/or the London Stock Exchange, if any significant new matter or significant inaccuracy in the Prospectus capable of affecting assessment of the New Shares arises or is noted between publication of the Prospectus and Admission, the Company and the Directors will promptly prepare a supplement to the Prospectus in a form satisfactory to BC containing details of any such significant new mailer or significant inaccuracy and ensure that such supplement is delivered to the Registrar of Companies in London and to the London Stock Exchange in the same manner in which the Prospectus was delivered to such persons in compliance with the P05 Regulations and the AIM Rules.

6        APPOINTMENT OF REGISTRARS

         The Company hereby confirms to BG that:


         (a) it has appointed the Registrars to act as registrars (upon the terms of the Registrars Agreement) to the Placing;

         (b) it will provide the Registrars with all authorisations and information as will enable the Registrars to perform their duties in accordance with the terms of this Agreement and the Placing Letter, and that the authorities and discretions granted to BG and contained in Clause 4 shall operate to authorise BC to give any reasonable instructions to the Registrars as BC considers appropriate; and

         (c) it has appointed Lloyds TSB Registrars of The Causeway, Worthing, West Sussex BN99 GDA to act as receiving agents to the Placing.

7        OBLIGATIONS OF THE COMPANY

7.1      The Company shall procure:

         (a)      the publication of the Prospectus in accordance with paragraph
                  16.11 of the AIM Rules;

         (b) delivery of the copies of the Prospectus to the Registrar of Companies in England and Wales in accordance with the P05 Regulations on the date hereof;

         (c) executed by the Company in the names of the allottees and for the relevant numbers of New Shares shall be despatched to such persons on the day of Admission (or as soon as practicable thereafter).

8.4 Subject to the fulfilment in all respects of the conditions set out in sub-clause 2.1 and to this Agreement not being terminated prior to Admission, as soon as practicable following Admission and, in any event, by midday on the second Business Day following the day of Admission, BC shall from the proceeds of the New Shares, In the following order of priority:-

         (a) as agent for the Company pay to BC the fees and expenses (including BC's legal expenses and disbursements) to which BC is entitled pursuant to Clauses 9.1, 9.2 and 9.3:

         (b) retain such fees, commissions and expenses to which BC is entitled pursuant to Clause 9.4 and to the terms of its appointment; and

         (c) pay to the Company the balance of the monies received from Placees in respect of the New Shares such payment to be made to the Company's UK Bank account details of which the Company shall inform BG in writing: 21 The Square, Retford, Notts, DN22 6DL, account numbergl2SOlSQ, Sort: 80-17-28, Eurotelecom Corporation Ltd.

8.5 The payment of the monies mentioned in sub-clause 8.4(c) shall constitute a complete discharge of BG's obligations.

8.6 If this Agreement does not become unconditional by the Closing Date (or such later date as the Company and BG may agree, being not later than the Longstop Date) BG shall immediately thereafter, or immediately upon earlier termination, return without interest all monies received by it in respect of the New Shares in accordance with the provisions of this Agreement, to the first named Placee in the relevant acceptance form by crossed cheque drawn by BG in favour of such Placee and shall send each such cheque to such Placee through the post.

9        FEES, COMMISSIONS AND EXPENSES

9.1 In consideration of the agreement of BG to procure placees to take up the Placing Shares and their services under this Agreement in connection with the Placing and Admission and subject to this Agreement becoming unconditional in all respects the Company shall pay to BG:

         (a) a commission of 2% (two per cent.) of the aggregate Issue Price in respect of the Placing Shares; and

         (b) a corporate advisory fee of (pound)250,000 of which (pound)75,000 is to be satisfied by the issue, credited as fully paid, to BG of 50,000 New Shares.

         together, in each case, with any value added tax chargeable on such amount against provision of a VAT invoice.

9.2 The commissions and fee referred to in Clause 9.1 (together with any VAT thereon) shall be paid in cleared funds not later than the third Business Day after the Closing Date (or, if earlier, on the date on which BG's obligations under this Agreement cease and determine pursuant to Clause 2.3 or are terminated pursuant to Clause 16). The Company hereby authorises BG, at its option, to deduct some or all of the commissions and expenses (including in relation to VAT, if any) payable to them pursuant to this Clause 9 from the proceeds of the Placing.

9.3 The Company shall pay all other fees, expenses, charges, duties and disbursements incidental to the Placing and Admission and the arrangements referred to herein or contemplated hereby (together with any VAT thereon) including (without limitation) the fees and expenses payable in connection with Admission, and (whether or not BG's obligations hereunder become unconditional or terminate) the accountancy, legal and other professional fees and expenses of the Company,

10.7 Any release, waiver or compromise or any other arrangement of any kind whatsoever which BG or any other Relevant Person may agree to or effect in connection with the Warranties and the Indemnity shall not affect the rights of BG or any other Relevant Person as regards any other person liable thereunder.

10.8 Where any of the Warranties is qualified by reference to the awareness, knowledge or belief of any Director (or similar expression) such qualification shall only operate if the Directors have made due and careful enquiries of the Company's senior or management employees, agents and professional advisers and anyone else who might reasonably be expected to have better knowledge than the Directors of a particular matter.

10.9 The maximum aggregate liability of the Directors shall be limited in time to a period of 18 months following Admission and in amount to the sum of (pound)5,000,000. Any claim for breach of Warranty may be satisfied (to the extent possible) by the Directors by the sale of their Shares through BG.

11       INDEMNITY

11.1 No claim shall be made against BG, or any subsidiary or holding company of BG or any subsidiary company of such holding company, or any of its or their directors, officers, employees, or advisers (each a "Relevant Person") by the Company to recover any damage which the Company or any person may suffer by reason of, arising out of or otherwise in connection with, the allotment and issue of the New Shares, the issue and distribution of the Placing Documents and any other document in connection with the Placing or otherwise in connection with the carrying out by BG of their obligations (or exercise of their rights) under this Agreement, provided in any such case that such damage does not arise as a result of breach of any provisions of this Agreement by, or the negligence or wilful default of BG or any other Relevant Person or the breach by BG of their duties and/or obligations under this Agreement (including under clause 4.4 or under the, law or any applicable regulatory system.

11.2 The Company hereby undertakes with BG (for itself and as agent for each and every Relevant Person) to indemnify it and each other Relevant Person and hold it and them harmless from and against:

         (a) all and any costs, claims, demands, actions, proceedings, liabilities or judgements ("claims') brought or established against BG or any other Relevant Person (whether or not successful, compromised, settled or reversed) by any subscriber, allottee or sub-underwriter of any of the New Shares or any subsequent purchaser or transferee thereof or by any other person, government agency or regulatory body whatsoever;

         (b) all taxes (including stamp duty and stamp duty reserve tax and VAT) which BG or the Relevant Person may suffer or incur as a result of any such claims; and

         (c) all out of pocket costs, charges and expenses which BG or any other Relevant Person may pay or incur (including without limitation those properly or reasonably paid or incurred by BG or the Relevant Person in seeking advice as to and in defending or disputing any claims, whether or not such claims are defended or disputed successfully);

         which in any case arise out of or in connection with or by reason of:

         (a) the issue or the despatch of the Placing Documents, or the making of the Placing or the allotment or issue of the New Shares; or

         (b) any breach by the Company of any of its obligations or undertakings under this Agreement; or

         (c)      any breach of any of the Warranties; or

         (c) where the payment or reimbursement is in respect of costs or expenses incurred by BG as agent for the Company, such amount as equals the amount included in the costs or expenses in respect of VAT provided that BG has procured that the person supplying the goods or services has issued it with a VAT invoice or BG shall have issued the Company with an appropriate VAT invoice.

13       SELLING RESTRICTIONS

13.1 BG and the Company acknowledge to and with each other that, as part of the distribution of New Shares at any time, none of the New Shares has been or will be registered with the United States securities and Exchange Commission under the Securities Act of 1933 of the United States as amended ("the Securities Act") and no New Shares may be offered, sold, taken up or delivered directly or indirectly into or within the United States or to a U.S. person except in certain transactions specified only in Regulation S or pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act.

13.2 BG undertakes to the Company that, prior to the expiration of the one-year distribution compliance period relevant to the New Shares as set out at Rule SOS(S) of the Securities Act;

         (a) neither it, its affiliates nor any person acting on its or their behalf has offered or sold, or will offer or sell, any of the Placing shares except in accordance with the provisions of Rules 903 or 904 in an off-shore transaction outside the United States;

         (b) it, its affiliates and each person acting on its or their behalf shall procure, in so far as it is within its or their capacity to do so, that any certificate in respect of any New shares will bear a legend to the following effect (unless the Company determines otherwise in compliance with applicable law):

                  "THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT') AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE COMMON STOCK OR THE CLASS A COMMON STOCK OF THE COMPANY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.'

         (c) neither it, its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the New Shares;

         (d) neither it, its affiliates nor any person acting on its or their behalf has engaged or will engage in any hedging transactions with respect to the New Shares except in compliance with the Securities Act;

         (e) any Placee shall be required by BG to confirm in writing to BG in respect of the Placing shares that it is not a U.S. person and is not acquiring the Placing shares for the account or benefit of a U.S. person (or otherwise that it is a U.S. person who purchased the Placing Shares in a transaction that did not require registration under the Securities Act);

         (f) any Placee shall be notified by BG in writing that, in the case of a resale of the Placing shares pursuant to Rule 904 by a dealer (as defined in Section 2(a) (12) of the Securities
                  Act) or a person receiving a selling concession, it shall be required to obtain confirmation

         (g)      it will not sell or deliver any New Letter or New Shares; and

         (h) it will rot distribute or publish any offering Prospectus, prospectus, advertisement or other offering material in relation to the Placing Letter or New Shares,

         in each case either directly or indirectly in Australia or to any person whom it knows to have a registered address in Australia and further undertakes to the Company that any sub-underwriter procured by it will agree that the restrictions set out in this sub-clause will apply to it.

13.8 BG further acknowledges to the Company that the New Shares may not be offered or sold directly or indirectly in Canada or to persons in Canada and that the Placing Letter may not be renounced in Canada or in favour of a resident of Canada and undertakes to the Company that, in the event that it subscribes for New Shares, it would not be acquiring any of the New Shares for resale into Canada, will not renounce any Placing Letter in favour of a person whom it knows to be a resident of Canada, and that any sub-underwriter procured by it will agree that the restrictions set out in this sub-clause will apply to it.

13.9 Nothing in this clause shall preclude a sale on the London Stock Exchange not knowingly made to a North American Person or a person with a registered address in Australia, Japan or the Republic of Ireland.

14       RESTRICTIONS ON DISPOSAL OF SHARES

14.1 The Directors hereby severally undertake to the Company and BG that, except in accordance with Clause 14.2, he will not during the period from Admission until the earlier of (i) publication of the preliminary announcement of the Company's unaudited annual results for the year ending 30 June 2001 or (ii) 30 September 2001 (`the First Period") dispose or agree to dispose of any of the Shares held by him or any interest in them or charge or agree to charge or otherwise encumber any of such Shares otherwise than with the prior written consent of BG, save in the event of an intervening court order, a takeover offer relating to the Company's shares becoming or being declared unconditional or the death of the Director. Each of the Directors undertakes to BG that, where applicable, he will abide by the restrictions on dealings relevant to him contained in the US Securities Exchange Act of 1934.

14.2 Notwithstanding the other provisions of this clause 14, a Director may at any time transfer all or part of his Shares to the trustee(s) of a Family Trust provided that such trustee shall be required to enter into a Deed of Adherence in a form reasonably satisfactory to BG in terms that the trustee and any beneficiary or potential beneficiary under the trusts will be bound by this clause 14 as if such person(s) were the Director concerned.

14.3 In the event of the Company consolidating or sub-dividing its shares within the period specified in Clause 14.1 above, then the undertakings herein given shall extend to the consolidated or subdivided shares in the Company derived from the Shares. This undertaking shall also apply to any shares or other securities otherwise acquired by a Director in respect of his Shares, including by way of a bonus, capitalisation or rights issue or open offer.

14.4 If a Director wishes to sell any of his Shares after the First Period, then in order to maintain an orderly market, any such sale shall be notified to BG.

14.5 The Directors severally covenant and undertake to BG to comply and act in accordance with `The Model Code for AIM Companies" set out in Appendix 12 of the Rules of the London Stock Exchange.

14.6     For the purposes of this clause 14:

         (a) "Family Trust" shall mean a trust (whether arising under a settlement, declaration of trust or other instrument by whomsoever or wheresoever made or under a testamentary fees referred to in Clause 9 and the Company shall remain liable to pay and, if appropriate, to reimburse to BG the amount of any expenses referred to in Clause 9.3 (together in all cases with any applicable VAT thereon).

17       UNDERTAKINGS

17.1 Each of the Directors and the Company severally undertakes with BG that none of them will, and shall (insofar as it is reasonably within their power to do so) procure that no other member of the Group will, at any time during the period up to and including Admission, unless and to the extent required to do so by any applicable law or the AIM Rules or other applicable regulation make public any information which will, or may, affect the market price of the Company's securities without the prior written consent of BG.

17.2 The Company hereby undertakes with SO that it will, and each of the Directors (so long as they remain directors of the Company) severally undertakes to procure. (insofar as he is reasonably able so to do) that the Company will, at all times whilst BG remains as nominated adviser to the Company pursuant to sub-clause 4.1:

         (a) notify BG in advance of any public announcement relating to, and discuss with BG, any matter which it may be necessary to be made known to the investing public in order to enable the investing public to appraise the position of the Company or which could lead to a substantial movement in the price of the Shares;

         (b) forward to BG for comment proofs of all documents to be sent to holders of the Company's securities;

         (c) notify BG in advance of, and discuss with BG any announcement of profits or losses or dividends in respect of the financial periods of the Company and any other announcement proposed to be made to the public;

         (d) discuss with BG any proposed transaction, acquisition, disposal, or other arrangement or course of conduct proposed to be undertaken or adopted otherwise than in the ordinary course of business which is or may be material in the context of the Group as a whole or which will or may require any announcement to be made pursuant to the foregoing provisions of this sub-clause 17.2 prior to such transaction, acquisition, disposal or other arrangement having or taking legal effect;

         (e) prepare and send to BG within three weeks of the end of each calendar month, a financial statement and management accounts for the Group made up to and as at the end of that calendar month, incorporating a breakdown of turnover and profits by trading activities and identifying variances in sales, revenues, costs and other material items from the Company's financial projections and annual budgets in respect of that month;

         (f) comply with the continuing obligations imposed by the AIM Rules following Admission

         (g) hold meetings of the Board which a representative of BG shall be entitled to attend at the expense of the Company at least once in every calendar quarter of which not less than ten Business Days prior notice shall be given to BG and supply to BG, at the same time as the giving of such notice, the agenda for such meeting and copies of all papers relevant for such meeting;

         (h) not make any material amendments to the covenants and undertakings set out in the service contracts of the Directors other than in prior consultation with BG (such approval not to be unreasonably withheld or delayed);

         (i) within 3 months of Admission, appoint a further non-executive director of the Company, such appointment to be approved in advance by BG; and

18.3 This Agreement and/or the rights and/or obligations of the Parties or any of them shall not be capable of assignment or charging or encumbering in any way by any of the Parties without the prior agreement in writing of all the Parties.

18.4 This Agreement may be amended, superseded or cancelled or any of its terms varied or waived only by written agreement of the Parties or, in the case of a waiver, by the Party or Parties effecting the waiver.

18.5 The failure, omission or delay by any Party on any occasion to insist upon the performance of any term, provision or condition of this Agreement or to exercise any right, power, privilege or remedy conferred by this Agreement shall not thereby be treated as a waiver of any related breach or an acceptance of any consequential variation nor shall it impair any such right, power, privilege or remedy nor shall any single or partial exercise or waiver of any right, power, privilege or remedy preclude its further exercise or the exercise of any other right or remedy. The rights, powers, privileges and remedies of the Parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

18.6 Time shall be of the essence as regards any date or period mentioned in this Agreement and any date or period substituted for the same by agreement between the Parties as provided for herein.

18.7 All provisions of this Agreement shall (so far as they are capable of being performed or observed) continue in full force and effect notwithstanding Admission except in respect of those matters then already performed.

18.8 The illegality of any part of this Agreement or of any agreement or arrangement of which it forms part shall not affect the legality or validity of the remainder of the same.

18.9 The various Clauses, sub-clauses, paragraphs and sub-paragraphs of this Agreement are severable and if any of the same or an identifiable part thereof is held to be invalid or unenforceable in any court of competent jurisdiction then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions or identifiable parts thereof in this Agreement.

18.10 If any provision of this Agreement proves to be void, illegal or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect. Notwithstanding the foregoing, the parties to this Agreement shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void, illegal or unenforceable.

18.11 Nothing in this Agreement shall constitute or be deemed to constitute a partnership between any of the Parties.

18.12 The rights and obligations of the Parties or any of them shall enure for the benefit of, be enforceable against and shall be binding on their respective personal representatives, successors, estates and assigns.

18.13 The Company agrees that all monies payable to it under the Placing or hereunder, shall not be treated as client money subject to any regulations made under or pursuant to the Financial Services Act 1986.

19       LAW AND JURISDICTION

         This Agreement shall be governed by and construed and interpreted in accordance with English law and the Parties agree to submit to the exclusive jurisdiction of the High Court of Justice in England and Wales in relation to any claim, dispute or difference which may arise hereunder.

20.2 Any notice may be given (a) by facsimile transmission and such notice shall take effect at the expiration of three hours after transmission
         (b) by hand delivery and such notice shall take effect at the time of such delivery or (c) by first class prepaid post and such notice shall take effect 48 hours after such notice is introduced into the postal system.

IN WITNESS whereof this Agreement has been executed as a deed by the Directors and the Company and under hand by BG and shall be deemed to be duly delivered when dated.

                                   SCHEDULE 2

                                   WARRANTIES
                                   ----------

         The recitals to this Agreement are true or (as the case may be) will be true by the time that they fall to be performed.

2 Save as set out in the Prospectus, there are not in force any options or other agreements which call for the issue of, or accord to any person the right to call for the issue of any shares in the capital or other securities of the Company.

3 The Company has power under its Certificate of Incorporation and Certificate of Designations, Powers, Preferences and Rights to create, allot and issue the New Shares, to effect the Proposals in the manner proposed and to enter into and perform this Agreement and no further consents or sanctions are required for the allotment and issue of the New Shares.

4 The creation, allotment and issue of the New Shares in the manner contemplated in the Prospectus will comply with the laws of the US which are capable of applying to their lawful creation, allotment and issue, the Financial Services Act 1986 (to the extent applicable), the AIM Rules, the POS Regulations and all other relevant laws and regulations of the United Kingdom and US, will not breach any regulation binding on the Company nor infringe any restrictions imposed on or the terms of any contractor commitment whatsoever of the Company or give rise to any obligation under any such contractor commitment.

5 No member of the Group has entered into or assumed or incurred any contract, commitment, borrowings, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or other obligation which, in any such case, has not been discharged at the date of this Agreement or will not be discharged prior to Admission and the disclosure of which to a potential subscriber for New Shares is required in order to prevent the Prospectus from being inaccurate or misleading in any material respect.

6 The Shares are freely transferable in accordance with the Company's Charter and By-laws save in respect of the restrictions set out at Clauses 13 and 14 hereof and in the Prospectus.

7 The Company has sufficient arrangements in place to ensure that, following Admission, transfers of New Shares will be registered within 14 days of receipt.

8 The cashflow and working capital projections which form the basis of the report dated 29 March 2000 (the Working Capital Report'), have been properly and carefully compiled by the Directors on the basis of the assumptions set out in the projections (and no other material assumptions) and, in the opinion of the Directors, such assumptions are fair and reasonable and there are no facts known or which on reasonable enquiry could have been known to the Company or the Directors which have not been taken into account in the preparation of such projections and which could reasonably be expected to have a material effect thereon.

9 The information contained in the Press Announcement, the Prospectus and the Placing Agreement is true and accurate in all material respects and is not misleading in any material respect and all expressions of opinion, intention and expectation expressed in it are honestly held, made fairly and on reasonable grounds after due consideration and there are no other facts known (or which on reasonable enquiry could be known) to the Company or the Directors the omission of which would make any statement in the Press Announcement or the Prospectus or the Placing Letter misleading or which, in the circumstances of the Placing and Admission, would be material for disclosure to a prospective allottee of New Shares including 80.

10 All statements contained in any other press announcement or any supplementary prospectus made or published on or after the date hereof by the Company before the commencement of dealings in the New Shares were true and accurate in all material respects and not misleading in any material properly discussed with BDO and/or BG and which would reasonably be expected to have an effect on it.

19 The Accountants Reports in Parts land Ill of the Prospectus have been prepared with all due care and attention and approved by the Directors, all statements of fact in them are true and accurate in all material respects, all expressions of opinion, intention or expectation in them are honestly held, made fairly on reasonable grounds and there are no facts or matters known (or which could on reasonable enquiry have been known) to the Company or the Directors which have not been taken into account in the preparation of the Accountants Reports and which would reasonably be expected to have an effect on it.

20 Since the Accounts Date and except as disclosed in the Accounts and the Prospectus (i) the businesses of the Group have been carried on in the ordinary and usual course, (ii) there has been no adverse change in the financial or trading position of the Group and (iii) other than as disclosed in the Prospectus, no contracts or commitments have been entered into by any member of the Group which are of an onerous or unusual nature and of material importance in the context of the issue of the New Shares or the obligations of BG under this Agreement.

21 Since the Accounts Date, so far as the Directors are aware, no member of the Group has to their knowledge carried out any transaction otherwise than in conformity with its constitutional documents or infringed to any material extent any law, contract or instrument to which it or any of its assets is subject.

22 The Verification Notes have been prepared or approved by persons having the appropriate knowledge and responsibility to enable them properly to provide such replies and all such replies given by the Directors have been given in good faith and the Company has no reason to believe that such replies or any information contained or referred to therein are not true and accurate in all material respects and that any material fact has been omitted.

23 No member of the Group is engaged in any legal or arbitration proceedings which may have, or have had during the twelve months immediately preceding the date of this Agreement, a significant effect on the financial position or prospects of the Group or which, individually or collectively, are or may be of material importance in relation to the issue of the New Shams and, so far as the Directors are aware, no such proceedings are pending, nor are there any circumstances known to the Company or the Directors (having made all reasonable enquiries) which are likely to give rise to any such proceedings.

24 No member of the Group has taken any action nor have any steps been taken or legal proceedings started against any member of the Group for their winding up or dissolution or for any member of the Group to enter into any arrangement or composition for the benefit of creditors or for the appointment of a receiver, trustee, administrator, examiner or similar officer of any member of the Group or any of their properties, revenues or assets.

25 So far as the Directors are aware and save as clearly disclosed in the Long Form Reports, no circumstances have arisen such that any indebtedness in respect of borrowed money of any member of the Group is or will, or would with the giving of notice, lapse of time, or the satisfaction of any other condition, become repayable before its stated maturity and no person to whom any indebtedness in respect of borrowed money is owed by any member of the Group which is repayable on demand has demanded or threatened to demand repayment.

26 No member of the Group is or will be under any material liability in respect of any Taxation in relation to or in consequence of any actual or deemed income, profits or gains earned, accrued or received on or before the date of this Agreement or in relation to or in consequence of any event occurring on or before the date of this Agreement but after the Accounts Date other than corporation tax payable in respect of normal trading profits earned by it or VAT which has been collected from customers for on similar businesses for such amounts as would in the circumstances be prudent for such other companies, the Directors consider that such insurances provide satisfactory cover against the risks of the respective businesses of each member of the Group no member of the Group has done or omitted to do or suffered anything to be done or not to be done which has or might render any policies of insurance effected by it void or voidable.

36 There are in force no options or other agreements which call for the issue of or accord to any person the right to call for the issue of any shares or other securities in the capital of the Company or any of its subsidiaries now or at any time hereafter and no shareholder of the Company has any rights, in its capacity as such, in relation to the Group other than as are set out in the Articles of Association of the Company.

37 No material contracts (other than those disclosed in the Prospectus) will be entered into nor will the terms of any such subsisting material contracts (other than as aforesaid) be varied prior to the commencement of fully paid dealings in the Shares.

38 There are no agreements or arrangements in existence to which any member of the Group is a party which are subject to the provisions of the Restrictive Trade Practices Acts 1976 and 1977 nor is any course of conduct being pursued by any such company which contravenes Articles 81 or 82 of the Treaty of Rome or will, when in force, contravene the Competition Act 1998 or any other anti-trust, anti-monopoly, or anti-cartel or competition statute, order, regulation or law of any territory in which any member of the Group carries on business.

39 There have been no proceedings, actions or claims pending or threatened or capable of being threatened in respect of the title, validity or enforceability of any intellectual property owned or used by the Group or claiming any right or interest in any of the foregoing and there are no unusual terms in relation to any licence or other agreement granted by any third party to any such company in respect of Intellectual property used in connection with the business of the relevant company.

40 There has been disclosed to BG or its advisers details of all properties occupied by any member of the Group or in respect of which the Company or any member of the Group has any material liability (contingent or otherwise).

41 Save as described in the Prospectus, no event has occurred or is subsisting or is about to occur which constitutes or results in or would, with the giving of notice and/or lapse of time, constitute or result in a default or the acceleration or breach of any obligation under any agreement, instrument or arrangement to which any member of the Group is a party or by which any of its properties. revenues or assets are bound and which would, in any such case, have, or be likely to have, a material and adverse effect on the business, assets or prospects (save in respect of matters in the public domain) of the Group taken as a whole.

42 No member of the Group has incurred any liability for taxation which has arisen otherwise than in the ordinary course of normal trading.

43 The Prospectus contains all information concerning actual or potential conflicts of interest between the Company, or other member of the Group, and any Director or persons connected with him (within the meaning of Section 346 of the Companies Act).

44 The Prospectus contains details of the relationship between the Company and advisers and any promoter of the Company and details of any payment or other benefit paid or given, or to be paid or given, to any promoter.

45 Each of the Directors severally warrants to BG that the Prospectus contains all the directorships and partnerships of that Director held at any time in the five years preceding the date of this Agreement, any unspent convictions of that Director, details of any bankruptcies or individual voluntary arrangements of that Director and details of any receiverships administrations, voluntary

ATTESTATIONS

Signed as a Deed by

Beeson Gregory Limited
acting by:

                                    Director

                                    Director/Secretary



Signed as a Deed by

EuroTelecom Communications, Inc.
Acting by

                                    Director


                                    Director/Secretary



Signed as a Deed by
JOHN SPACKMAN
in the presence of:

Witness' Signature

Witness' Name:

Witness' Address:


Witness' Occupation:




Signed as a Deed by
PHILIP DERPY
in the presence of:


Witness' Signature:

Witness' Name:

Witness' Address:


Witness' Occupation:

Signed as a Deed by
DAVID ANTHONY WALTON
in the presence of:


Witness' Signature:

Witness' Name:

Witness' Address:


Witness' Occupation:




Signed as a Deed by
DAVID MICHAEL LINELL
in the presence of:


Witness' Signature:

Witness' Name:

Witness' Address:


Witness' Occupation:

Signed as a Deed by
GRAHAM EVAN FORD
in the presence of:


Witness' Signature:

Witness' Name:

Witness' Address:


Witness' Occupation:




Signed as a Deed by
ANDREW KRAWCHU
in the presence of:


Witness' Signature:

Witness' Name:

Witness' Address:


Witness' Occupation: